Exhibit 10.2

SHAREHOLDER VOTING AGREEMENT

This Shareholder Voting Agreement (“Agreement”) is made and entered into effective as of the date set below, by and between SMX (Security Matters) PLC, Irish company number 722009 (“Company”) and the shareholder signed below (“Shareholder”).

RECITALS

WHEREAS, Shareholder holds shares in the Company issued to it pursuant to a Board resolution dated March 16, 2024 and April 23, 2024 (“Shares”); and

WHEREAS the parties believe that the limited power the Company requires is reasonable both in scope and duration and is beneficial to the Company, and that it is in the best interest of the Company and its shareholders to issue the Shares subject to entry into of this Agreement;

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	TERM. This Agreement shall remain in force for so long as Shareholder holds the Shares or such are, directly or indirectly, held for it as beneficiary (“Term”).

2.	SHAREHOLDER VOTING. On all matters raised to a vote in a general meeting of Company, Shareholder agrees to be present, in person or by proxy, at all meetings of shareholders for the vote thereon, to vote all Shares in favor of the proposed action, or in connection with any solicitation of written consents from the stockholders of Company, to consent to the proposed action, and raise no objections to the proposed action, and to waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such proposed action.

3.	IRREVOCABLE PROXY. To secure the Shareholder’s obligations to vote the Shares in accordance with this Agreement, the Shareholder hereby appoints the person acting as chairperson of the Board of Directors of Companay at the time of the general meeting or consent required (unless the Board of Directors appointed another person to act as chairperson of the General Meeting), as such Shareholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all of such Shareholder’s Shares as set forth in this Agreement and to execute all written consents or objections and other appropriate instruments consistent with this Agreement on behalf of such Shareholder. The proxy and power granted by Shareholder pursuant to this Section are coupled with an interest and are given to secure the performance of Shareholder’s duties under this Agreement and are irrevocable for the Term of this Agreement. The proxy and power shall survive the death, incompetency and disability of Shareholder. Exercise of the proxy does not require a prior approach to Shareholder or any notice thereto.

4.	Legend. Company may imprint (or electronically mark) the shares as subject to the provisions herein, as it sees fit.

5.	SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares, unless the Shares have been publicly sold, at which time this Agreement shall no longer apply to the Shares that have been publicly sold.

6.	MISCELLANEOUS.

6.1	Further Action. If and whenever any Shares are sold, the Shareholders or the personal representative of the Shareholders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

6.2	Specific Performance and/or Injunctive Relief. The parties declare that it is impossible to measure in money the damages which will accrue to a party or to their heirs, personal representatives, or assigns by reason of another party’s failure to perform any of the obligations under this Agreement, and agree that, in addition to damages and remedies at law, the parties shall be entitled to seek and obtain specific performance and/or injunctive relieve without the posting of a bond for the purpose of enforcing the terms of this Agreement. If any party hereto or his heirs, or his or its personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof and/or obtain injunctive relieve, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

6.3	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Ireland and shall be binding upon the parties hereto in the United States and worldwide. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any Court Ireland, in connection with any matter based upon or arising out of this Agreement, agrees that process may be served upon it in any manner authorized by the laws of Ireland for such persons and waives and covenants not to assert or plead any objection that they might otherwise have to jurisdiction, venue and such process. Each party agrees not to commence any legal proceedings based upon or arising out of this Agreement except in such Courts.

6.4	Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.5	Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators and other legal representatives.

6.6	Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt.

SHAREHOLDER:	SMX (Security Matters) PLC

/s/ Doron Afik	By:	/s/ Haggai Alon
Doron Afik		Haggai Alon, CEO

	Date:	24 April 2024